UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On September 20, 2007, the Board of Directors of Vonage Holdings Corp. (the “Company”) approved amendments to ARTICLE IV, Sections 4.2 and 4.3 of the Company’s Amended and Restated By-laws (the “By-laws”) to permit the issuance and transfer of uncertificated shares of its stock. This amendment was adopted to allow the Company to participate in the Direct Registration System which will be required of all NYSE-listed companies by January 1, 2008.

The direct registration system enables investors to establish, either through the Company’s transfer agent or through the investor’s broker-dealer, a book-entry position on the books of the Company and to electronically transfer their position through the Depository Trust Company. The system also enables investors to have securities registered in their name without having a physical certificate issued.

The description of the amendment to the By-laws contained herein is qualified in its entirety by the complete text of the amendment to the By-laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to Vonage Holdings Corp.’s Amended and Restated By-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: September 25, 2007	By:	/s/ John S. Rego
John S. Rego
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.:	Description:
3.1	Amendment to Vonage Holdings Corp.’s Amended and Restated By-laws